Exhibit (j)(2)

Paul Hastings LLP

55 Second Street

Twenty-Fourth Floor

San Francisco, CA 94105-3441

telephone (415) 856-7000

facsimile (415) 856-7100

www.paulhastings.com

February 24, 2016

VIA EDGAR

TCW Alternative Funds

865 South Figueroa Street

Los Angeles, California 90017

Re:	TCW Alternative Funds

File Nos. 333-201676 and 811-23025

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Registrant, as shown in Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth

David A. Hearth for PAUL HASTINGS LLP